SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 22, 2016

S&P GLOBAL INC.

(Exact Name of Registrant as Specified in Its Charter)

New York

(State or Other Jurisdiction of Incorporation)

1-1023	13-1026995
(Commission File Number)	(I.R.S. Employer Identification No.)

55 Water Street New York, New York	10041
(Address of Principal Executive Offices)	(Zip Code)

(212) 438-1000

Registrant’s telephone number, including area code:

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On September 22, 2016, S&P Global Inc. (the “Company”) issued $500 million aggregate principal amount of its 2.950% senior notes due 2027 (the “Notes”). The Notes are governed by an indenture dated as of May 26, 2015 (the “Base Indenture”), among the Company, Standard & Poor’s Financial Services LLC (the “Guarantor”) and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the third supplemental indenture dated as of September 22, 2016, among the Company, the Guarantor and the Trustee (the “Third Supplemental Indenture,” and together with the Base Indenture, the “Indenture”). The Notes are fully and unconditionally guaranteed by the Guarantor on a senior unsecured basis (the “Guarantee” and, together with the Notes, the “Securities”). The Company intends to use the net proceeds of this offering to fund the redemption of the outstanding $400 million aggregate principal amount of its 5.900% Notes due 2017 pursuant to the “make whole” redemption provisions in the indenture governing such notes and to pay the associated premium and accrued interest thereon, and the balance for general corporate purposes.

The terms of the Securities are governed by the Indenture, which contains covenants that, among other things, limit the Company’s ability to (i) create, assume, incur or guarantee any indebtedness for money borrowed secured by a lien on any of its properties or assets, without securing the Securities equally and ratably with (or prior to) such secured indebtedness and (ii) consolidate with or merge into any other person or convey or transfer its properties and assets substantially as an entirety to any person. The Company has the right to redeem the Securities at any time on the terms provided in the Indenture. Upon the occurrence of a Change of Control Triggering Event, as defined in the Indenture, unless the Company has exercised its right to redeem all of the Securities, each holder will have the right to require the Company to repurchase its Securities at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest. The Indenture also contains customary events of default. Indebtedness under the Securities may be accelerated in certain circumstances upon an event of default as set forth in the Indenture.

The Securities were sold in a private placement to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and in offshore transactions pursuant to Regulation S under the Securities Act. The Company has agreed to conduct a registered exchange offer for the Securities or, under certain circumstances, to file and cause to become effective a shelf registration statement providing for the resale of the Securities. If the Company fails to comply with these obligations, it will be required to pay liquidated damages in the form of additional interest to holders of the Securities.

The description above does not purport to be complete and is qualified in its entirety by the Indenture, which is filed as Exhibit 4.1 and Exhibit 4.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information under Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

4.1	Indenture dated as of May 26, 2015, among S&P Global Inc. (f/k/a as McGraw Hill Financial, Inc.), Standard & Poor’s Financial Services LLC and U.S. Bank National Association, as trustee (incorporated herein by reference to Exhibit 4.1 to the Form 8-K filed by the Company on May 26, 2015).

4.2	Third Supplemental Indenture dated as of September 22, 2016, among S&P Global Inc., Standard & Poor’s Financial Services LLC and U.S. Bank National Association, as trustee.

4.3	Form of 2.950% Senior Note due 2027 (included in Exhibit 4.2).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 22, 2016	By:	/s/ Katherine J. Brennan
Name: Katherine J. Brennan
Title: Senior Vice President, Deputy General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

4.1	Indenture dated as of May 26, 2015, among S&P Global Inc. (f/k/a McGraw Hill Financial, Inc.), Standard & Poor’s Financial Services LLC and U.S. Bank National Association, as trustee (incorporated herein by reference to Exhibit 4.1 to the Form 8-K filed by the Company on May 26, 2015).

4.2	Third Supplemental Indenture dated as of September 22, 2016, among S&P Global Inc., Standard & Poor’s Financial Services LLC and U.S. Bank National Association, as trustee.

4.3	Form of 2.950% Senior Note due 2027 (included in Exhibit 4.2).